Exhibit 99.1

NEWS RELEASE

Media Contact:

Judd Bagley, Overstock.com, Inc.

+1 (801) 947-3841or +1 (801) 618-8455

jbagley@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com (NASDAQ: OSTK) Reports Financial Results

for the Three- and Nine-month Periods ending September 30, 2007

Key metrics (Q3 2007 comparisons to Q3 2006):

•         Revenue:  $161.9M vs. $156.9M (a 3% increase)

•         Gross profits:  $28.3M vs. $21.4M (a 32% increase)

•         Sales and marketing expense: $8.8M vs. $17.3M (a 49% reduction)

•         Contribution profit (gross profit less marketing):  $19.4M vs. $4.1M (a 376% increase)

•         G&A / Technology expense: $24.3M vs. $27.2M (an 11% reduction)

•         Net loss: $4.7M vs. $24.5M (an 81% reduction)

•         EBITDA: positive $4.1M vs. negative $14.3M (an $18.4M increase)

•         TTM Operating cash flow: positive $5.9M vs. negative $20.5M (a $26.4M increase)

SALT LAKE CITY

October 19, 2007

Dear Investor:

In Q3, we generated positive EBITDA for the first time in a non-Q4 quarter.  I believe this validates our view that a profitable business model is emerging, particularly in light of our de minimus capital expenditures ($316K during Q3).

We also returned to positive (albeit modest) top-line growth despite halving our marketing expenses.  A year ago, I said that we had a laundry list of projects we were working on to improve our marketing efforts.  Since then, our marketing dollars have become twice as efficient.  We are about one-third of the way through the list; I do not know what the remaining two-thirds will bring.

Expenses are drum tight, product selection is strong, operations are humming, and customer satisfaction is extraordinary. We are superbly positioned for the holiday season.

I look forward to our call, and as always, remain,

                                                                                Your humble servant,

                                                                                Patrick M. Byrne

P.S. Please email Kevin Moon at kmoon@overstock.com with questions prior to the call.

Key financial and operating metrics

Total revenue — Overstock.com reported total revenue for the three months ended September 30, 2006 and 2007 of $156.9 million and $161.9 million, respectively, a 3% increase.  For the nine months ended September 30, 2006 and 2007, total revenue was $494.1 million and $468.8 million, respectively, a 5% decrease.

Gross profit and gross margin — Gross profit for the three months ended September 30, 2006 and 2007 was $21.4 million and $28.3 million, respectively, a 32% increase, representing margins of 13.6% and 17.5% for those respective periods.  For the nine-month periods, gross profits were $67.4 million in 2006 and $79.9 million in 2007, an 18% increase.  Gross margins were 13.6% and 17.0% for those respective nine-month periods.

Contribution and contribution margin — “Contribution” (gross profit less sales and marketing expenses) for the three months ended September 30, 2006 and 2007 was $4.1 million (2.6% contribution margin) and $19.4 million (12.0% contribution margin), respectively, a 376% increase.  For the nine months ended September 30, 2006 and 2007, contribution was $25.6 million (5.2% contribution margin) and $51.8 million (11.0% contribution margin), respectively, a 103% increase.

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Total revenue	$156,885	$161,930	$494,121	$468,827
Cost of goods sold	135,520	133,669	426,694	388,948

Gross profit	21,365	28,261	67,427	79,879
Less: Sales and marketing expense	17,282	8,835	41,852	28,081

Contribution	$4,083	$19,426	$25,575	$51,798
Contribution margin	2.6%	12.0%	5.2%	11.0%

Operating loss — Operating losses for the three months ended September 30, 2006 and 2007 were $23.2 million and $4.9 million, respectively. For the nine months ended September 30, 2006 and 2007, operating losses were $52.9 million and $36.1 million, respectively.

EBITDA — EBITDA (a non-GAAP measure) for the three months ended September 30, 2006 and 2007 was $(14.4) million and $4.1 million, respectively. For the nine months ended September 30, 2006 and 2007, EBITDA was $(28.4) million and ($8.3) million, respectively.  We believe that, because our current capital expenditures are significantly lower than our depreciation levels, discussing EBITDA at this stage of our business is useful to us and investors because it approximates actual cash used or cash generated by the operations of the business.

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Operating loss	$(23,152)	$(4,874)	$(52,881)	$(36,113)
Add:Depreciation and amortization	7,776	7,080	20,802	22,825
Stock-based compensation expense	1,042	1,176	3,088	3,386
Stock-based compensation to consultants for service	(3)	140	31	280
Stock-based compensation relating to performance shares	—	350	—	350
Treasury stock issued to employees as compensation	67	213	679	928
EBITDA	$(14,270)	$4,085	$(28,281)	$(8,344)

Net loss — Net loss for the three months ended September 30, 2006, was $24.5 million, or $1.16 loss per share, compared to $4.7 million, or $0.20 loss per share in 2007. For the nine months ended September 30, 2006 and 2007, net losses totaled $56.2 million and $39.9 million, respectively, or $2.67 and $1.52 loss per share for those respective periods.  Net loss in 2007 includes restructuring of $12.3 million and loss from discontinued operations of $3.9 million.  For the nine months ended September 30, 2006 net loss did not have any restructuring charges, but included $2.6 million loss from discontinued operations.

Cash and working capital — At September 30, 2007, Overstock.com had cash, cash equivalents and marketable securities of $91.0 million and working capital of $69.0 million.

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

Overstock.com® is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the emergence of a profitable business model, results of marketing changes, customer satisfaction, expense controls, amounts of future capital expenditures, and the company’s positioning for the holiday season.  Our Form 10-K for the year ended December 31, 2006, our subsequent quarterly reports on Form 10-Q, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2007	2006	2007

Revenue
Direct	$56,564	$39,446	$205,044	$128,725
Fulfillment partner	100,321	122,484	289,077	340,102

Total revenue	156,885	161,930	494,121	468,827

Cost of goods sold
Direct	51,037	33,160	183,213	108,801
Fulfillment partner	84,483	100,509	243,481	280,147

Total cost of goods sold	135,520	133,669	426,694	388,948

Gross profit	21,365	28,261	67,427	79,879

Operating expenses:
Sales and marketing	17,282	8,835	41,852	28,081
Technology	16,157	14,576	44,478	44,786
General and administrative	11,078	9,724	33,978	30,842
Restructuring	—	—	—	12,283

Total operating expenses	44,517	33,135	120,308	115,992

Operating loss	(23,152)	(4,874)	(52,881)	(36,113)

Interest income	459	1,291	2,989	3,359
Interest expense	(1,096)	(1,029)	(3,638)	(3,085)
Other income, net	(6)	(92)	(7)	(92)

Loss from continuing operations	(23,795)	(4,704)	(53,537)	(35,931)
Discontinued operations:
Loss from discontinued operations	(708)	—	(2,615)	(3,924)

Net loss	(24,503)	(4,704)	(56,152)	(39,855)
Deemed dividend related to redeemable common stock	(33)	—	(99)	—

Net income (loss) attributable to common shares	$(24,536)	$(4,704)	$(56,251)	$(39,855)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(1.16)	$(0.20)	$(2.67)	$(1.52)
Loss from discontinued operations	$(0.03)	$—	$(0.13)	$(0.16)
Net loss per common share - basic and diluted	$(1.19)	$(0.20)	$(2.80)	$(1.68)
Weighted average common shares outstanding - basic and diluted	20,600	23,726	20,052	23,671

Other data:
Shopping bookings (in 000s)	$170,590	$177,226	$543,582	$513,270
Auction gross merchandise volume (in 000s)	$6,751	$2,628	$21,690	$11,076
Average customer acquisition cost (shopping)	$31.49	$18.17	$24.62	$20.76

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31,	September 30,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$126,965	$74,145
Marketable securities	—	16,842

Cash, cash equivalents and marketable securities	126,965	90,987
Accounts receivable, net	11,638	7,607
Notes receivable	6,702	1,506
Inventories, net	20,274	22,400
Prepaid inventory	2,241	5,003
Prepaid expenses	7,473	10,257
Current assets of held for sale subsidiary	4,718	—

Total current assets	180,011	137,760
Property and equipment, net	56,198	33,450
Goodwill	2,784	2,784
Other long-term assets, net	578	197
Note receivable	—	4,045
Long-term assets of held for sale subsidiary	16,594	—

Total assets	$256,165	$178,236

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,039	$38,504
Accrued liabilities	40,142	26,499
Capital lease obligations, current	5,074	3,801
Current liabilities of held for sale subsidiary	3,684	—

Total current liabilities	114,939	68,804
Capital lease obligations, non-current	3,983	—
Other long-term liabilities	—	3,113
Convertible senior notes	75,279	75,537

Total liabilities	194,201	147,454

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	325,771	332,899
Accumulated deficit	(198,694)	(238,549)
Treasury stock	(64,983)	(63,435)
Accumulated other comprehensive loss	(132)	(135)

Total stockholders’ equity	61,964	30,782

Total liabilities and stockholders’ equity	$256,165	$178,236

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
	2006	2007	2006	2007	2006	2007

Cash flows from operating activities of continuing operations:
Net loss	$(24,502)	$(4,704)	$(56,151)	$(39,855)	$(62,434)	$(85,470)
Adjustments to reconcile net loss to cash provided by (used in) operating activities of continuing operations:
Loss from discontinued operations	708	—	2,615	3,924	3,830	8,191
Depreciation and amortization	7,776	7,080	20,802	22,825	25,447	34,350
Realized gain from marketable securities	—	—	(2,085)	—	(1,095)	—
Realized loss on disposition of property and equipment	—	—	599	1	2,056	1
Stock-based compensation	1,042	1,176	3,088	3,386	3,095	4,418
Stock-based compensation to consultants for services	(3)	140	31	280	(20)	272
Stock-based compensation relating to performance share plan	—	350	—	350	—	350
Treasury stock issued to employees as compensation	67	213	679	928	720	1,036
Amortization of debt discount and deferred financing fees	139	86	417	258	435	258
Gain from retirement of convertible senior notes	—	—	—	—	(1,988)	—
Restructuring	—	—	—	12,283	—	17,957
Notes receivable accretion	—	(136)	—	(136)	—	(136)
Changes in operating assets and liabilities, net of effect of acquisition and discontinued operations:
Accounts receivable, net	1,541	335	2,880	3,731	(461)	(1,201)
Inventories, net	6,040	(6,975)	24,487	(2,126)	29,352	40,396
Prepaid inventory	(781)	(2,879)	5,605	(2,762)	8,578	(979)
Prepaid expenses	455	(1,522)	(716)	(2,784)	22	(1,064)
Other long-term assets	(123)	100	(105)	366	(1,821)	967
Accounts payable	11,745	4,960	(53,479)	(27,632)	(358)	(9,353)
Accrued liabilities	(3,340)	(856)	(26,909)	(18,970)	(25,838)	(3,978)
Other long-term liabilities	—	(114)	—	(114)	—	(114)

Net cash provided by (used in) operating activities	764	(2,746)	(78,242)	(46,047)	(20,480)	5,901

Cash flows from investing activities of continuing operations:
Change in restricted cash	—	—	253	—	633	—
Purchases of marketable securities	—	(7,783)	—	(29,164)	(2,000)	(29,164)
Sales of marketable securities	—	8,924	56,756	12,324	76,280	12,324
Expenditures for property and equipment	(7,769)	(316)	(19,675)	(2,232)	(27,851)	(5,998)
Proceeds from the sale of property and equipment	1	—	1	—	1	—
Proceeds from the sale of discontinued operations, net of cash transferred	—	—	—	9,892	—	9,892
Paydown of note receivable	—	502	—	5,196	—	5,196
Decrease in cash resulting from de-consolidation of variable entity	—	—	—	—	—	(102)
Expenditures for other long-term assets	—	—	(100)	—	(100)	—

Net cash provided by (used in) investing activities	(7,768)	1,327	37,235	(3,984)	46,963	(7,852)

Cash flows from financing activities of continuing operations:
Payments on capital lease obligations	(124)	(5)	(2,878)	(5,256)	(6,730)	(5,335)
Borrowings on line of credit	5,245	—	78,503	1,169	86,003	9,347
Payments on line of credit	(5,245)	—	(78,503)	(1,169)	(90,371)	(9,347)
Payments to retire convertible senior notes	—	—	—	—	(7,735)	—
Proceeds from the issuance of common stock	—	—	25,000	—	25,000	39,406
Exercise of stock options	806	551	2,267	2,472	2,701	2,739

Net cash provided by (used in) financing activities	682	546	24,389	(2,784)	8,868	36,810

Effect of exchange rate changes on cash	40	(26)	11	(5)	(14)	18
Cash provided by (used in) operating activities of discontinued operations	42	—	112	(204)	67	1,265
Cash used in investing activities of discontinued operations	(39)	—	(343)	(53)	(441)	(276)

Net increase (decrease) in cash and cash equivalents	(6,279)	(899)	(16,838)	(53,077)	34,963	35,866
Change in cash and cash equivalents from discontinued operations	(3)	—	231	257	374	(989)
Cash and cash equivalents, beginning of period	45,550	75,044	55,875	126,965	3,931	39,268

Cash and cash equivalents, end of period	$39,268	$74,145	$39,268	$74,145	$39,268	$74,145